Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930- 9400

COMPANY CONTACTS	[NYSE: SFI]

James D. Burns	Andrew G. Backman
Chief Financial Officer	Senior Vice President — Investor Relations

iStar Financial Announces Second Quarter 2009 Results

•                      Adjusted earnings (loss) allocable to common shareholders for the second quarter was ($250.1) million, or ($2.51) per diluted common share.

•                      Net income (loss) allocable to common shareholders for the second quarter was ($284.2) million, or ($2.85) per diluted common share.

•                      Company records $435.0 million of loan loss provisions during the quarter versus $258.1 million during the prior quarter.

•                      Company exchanged $1.0 billion of existing unsecured notes for $634.8 million of new secured notes.

NEW YORK – July 31, 2009 – iStar Financial Inc. (NYSE: SFI), a leading publicly traded finance company focused on the commercial real estate industry, today reported results for the second quarter ended June 30, 2009.

iStar reported adjusted earnings (loss) allocable to common shareholders for the second quarter of ($250.1) million or ($2.51) per diluted common share, compared with ($196.2) million or ($1.46) per diluted common share for the second quarter 2008. Adjusted earnings (loss) represents net income (loss) computed in accordance with GAAP, adjusted primarily for preferred dividends, depreciation, depletion, amortization, impairments of goodwill and intangible assets, gain (loss) from discontinued operations, and gain on sale of joint venture interest.

Net income (loss) allocable to common shareholders for the second quarter was ($284.2) million, or ($2.85) per diluted common share, compared to $18.5 million or $0.14 per diluted common share for the second quarter 2008. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings to GAAP net income (loss).

Revenues for the second quarter 2009 were $224.6 million versus $320.4 million for the second quarter 2008. The year-over-year decrease is primarily due to a reduction of interest income resulting from an increase in non-performing loans (NPLs), lower interest rates and an overall lower asset base.

Net investment income for the quarter was $289.0 million compared to $149.7 million for the second quarter 2008. The year-over-year increase is primarily due to gains associated with the bond exchange and early extinguishment of debt, offset by lower interest income resulting from an increase in the Company’s NPLs. Net investment income represents interest income, operating lease income, earnings (loss) from equity method investments and gain on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets. During the quarter, the Company recorded a $42.4 million charge associated with the termination of a long-term lease with its landlord for headquarters space.

During the quarter, the Company received $414.9 million in gross principal repayments. Additionally, the Company generated proceeds of $141.5 million from loan sales; $4.1 million of net proceeds from the sale of one corporate tenant lease (CTL) asset; and $72.2 million of net proceeds from other real estate owned (OREO) asset sales. Of the gross principal repayments and asset sales, $148.8 million was utilized to pay down the A-participation interest associated with the Fremont portfolio. Additionally during the quarter, the Company funded a total of $377.7 million under pre-existing commitments.

The Company’s leverage, calculated as book debt net of unrestricted cash and cash equivalents, divided by the sum of book equity, accumulated depreciation and loan loss reserves, each as determined in accordance with GAAP, was 2.8x at June 30, 2009, versus 2.9x at March 31, 2009. The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 1.48% for the quarter, versus 2.37% in the prior quarter.

Capital Markets

As of June 30, 2009, the Company had $417.4 million of unrestricted cash and available capacity on its credit facilities versus $1.0 billion at the end of the prior quarter. The Company is currently in compliance with all of its bank and bond covenants.

As previously announced, during the quarter the Company issued $155.3 million of its new 8.0% secured notes due 2011 and $479.5 million of its new 10.0% secured notes due 2014 in exchange for $1.0 billion of its unsecured senior notes. The new notes are secured by a second priority lien on the same pool of assets that serve as collateral for its current secured bank lines. In connection with this transaction, the Company recognized a gain of $108.0 million during the second quarter and $262.7 million will be amortized against interest expense over the life of the new notes.

In addition, the Company repurchased $371.9 million par value of its senior unsecured notes, including $155.6 million of its senior unsecured notes due September 2009, resulting in a net gain on early extinguishment of debt of $92.9 million. The Company also repurchased approximately 2.8 million shares of its common stock during the quarter. The Company currently has remaining authority to repurchase up to $34.5 million of shares under its share repurchase programs.

Risk Management

At June 30, 2009, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 91.0% of the Company’s asset base, versus 91.7% in the prior quarter. The Company’s loan portfolio consisted of 78.9% floating rate loans and 21.1% fixed rate loans, with a weighted average maturity of 2.1 years.

At the end of the quarter, the weighted average last dollar loan-to-value ratio for all structured finance assets was 82.1%. The Company’s corporate tenant lease assets were 94.0% leased with a weighted average remaining lease term of 11.4 years. At June 30, 2009, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 3.90 and 2.59, respectively, versus 3.71 and 2.59, respectively, in the prior quarter.

As of June 30, 2009, 90 of the Company’s 299 total loans were on NPL status. These loans represent $4.6 billion or 39.6% of total managed loans, compared to 76 loans representing $3.9 billion or 32.6% of total managed loans in the prior quarter. Managed asset and loan values represent iStar’s book value plus the A-participation interest associated with the Fremont portfolio. The Company’s total managed loan value at quarter end was $11.6 billion.

At the end of the second quarter, the Company had 28 loans on its watch list representing $1.2 billion or 10.4% of total managed loans, compared to 30 loans representing $1.3 billion or 10.7% of total managed loans in the prior quarter. Assets on the Company’s watch list are all performing loans.

At the end of the second quarter, the Company had 16 assets classified as OREO with a book value of $382.6 million. During the quarter, the Company took title to six properties that served as collateral on its loans with managed loan values totaling $258.2 million, resulting in $48.7 million of charge-offs against the Company’s reserve for loan losses. In addition, the Company recorded $22.2 million of non-cash impairment charges on its OREO portfolio.

During the quarter, the Company charged off $53.9 million against its reserve for losses associated with loan sales and repayments during the quarter. During the quarter, the Company recorded $2.6 million of non-cash impairment charges associated with the sale of one CTL asset.

During the second quarter, the Company recorded $435.0 million in loan loss provisions, comprised of $412.5 million of asset specific provisions and $22.5 million of general provisions. Provisions in the quarter reflect the continued deterioration in the overall credit markets and its impact on the portfolio as determined in the Company’s regular quarterly risk ratings review process. At June 30, 2009, the Company had loan loss reserves of $1.5 billion or 12.6% of total managed loans. This compares to loan loss reserves of $1.1 billion or 9.4% of total managed loans at March 31, 2009.

Summary of Fremont Contributions to Quarterly Results

At the end of the second quarter, the Fremont portfolio, including additional fundings made during the quarter, had a managed loan value of $3.6 billion consisting of 122 loans versus $3.7 billion consisting of 128 loans at the end of the prior quarter. In addition, there were seven OREO assets associated with the Fremont portfolio with a managed asset value of $113.6 million versus seven assets at the prior quarter end, with $136.1 million of managed asset value.

At the end of the second quarter, the value of the A-participation interest in the portfolio was $0.9 billion versus $1.0 billion at the end of the prior quarter. The book value of iStar’s B-participation interest was $2.8 billion versus $2.7 billion at the end of the prior quarter. During the quarter, iStar received $199.6 million in principal repayments and proceeds from loan sales, of which the Company retained $75.0 million. The balance of principal repayments was paid to the A-participation interest. The weighted average maturity of the Fremont portfolio is seven months.

During the second quarter, iStar funded $110.0 million of commitments related to the portfolio. Unfunded commitments at the end of the second quarter were $371.6 million, of which the Company expects to fund approximately $180 million based upon its comprehensive review of the portfolio. This compares to unfunded commitments of $499.6 million at the end of the prior quarter.

At June 30, 2009, there were 51 Fremont loans on NPL status with a managed loan value of $2.0 billion versus 43 loans at the prior quarter end, with $1.6 billion of managed loan value. In addition, there were 12 Fremont loans on the Company’s watch list with a managed loan value of $347.2 million versus 13 loans at the prior quarter end, with $483.8 million of managed loan value.

[Financial Tables to Follow]

*	*	*

iStar Financial Inc. is a leading publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom-tailored investment capital to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, as well as corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), provides innovative and value added financing solutions to its customers.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, July 31, 2009. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations between structured finance and corporate tenant lease assets, repayment levels, the timing of receipt of prepayment penalties, the availability and cost of capital for future investments, competition within the finance and real estate industries, economic conditions, loss experience and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

Selected Income Statement Data

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net investment income (1)	$288,958	$149,703	$541,001	$326,558
Other income	5,560	7,760	8,073	65,785
Non-interest expense (2)	(576,389)	(443,177)	(929,855)	(603,115)
Gain on sale of joint venture interest	—	280,219	—	280,219
Income (loss) from continuing operations	(281,871)	(5,495)	(380,781)	69,447

Income (loss) from discontinued operations	(102)	5,994	119	14,025
Gain from discontinued operations	—	50,476	11,617	52,532
Net loss attributable to noncontrolling interests	271	771	1,514	567
Gain on sale of joint venture interest attributable to noncontrolling interests	—	(18,560)	—	(18,560)
Gain from discontinued operations attributable to noncontrolling interests	—	(3,689)	—	(3,689)
Preferred dividends	(10,580)	(10,580)	(21,160)	(21,160)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders (3)	$(292,282)	$18,917	$(388,691)	$93,162

(1)

Includes interest income, operating lease income, earnings (loss) from equity method investments and gain (loss) on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets.

(2)	Includes depreciation and amortization, general and administrative expenses, provision for loan losses, impairments and other expenses.
(3)

HPU holders are Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plan.

Selected Balance Sheet Data

(In thousands)

(unaudited)

	As of June 30, 2009	As of December 31, 2008

Loans and other lending investments, net	$9,578,241	$10,586,644
Corporate tenant lease assets, net	$2,992,286	$3,044,811
Other investments	$391,292	$447,318
Total assets	$14,118,594	$15,296,748
Debt obligations	$11,826,503	$12,486,404
Total liabilities	$12,056,994	$12,840,896
Total iStar Financial Inc. shareholders’ equity	$2,029,184	$2,418,999

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUES
Interest income	$142,181	$235,354	$319,408	$511,453
Operating lease income	76,835	77,295	155,485	155,495
Other income	5,560	7,760	8,073	65,785
Total revenues	224,576	320,409	482,966	732,733
COSTS AND EXPENSES
Interest expense	127,186	164,470	258,351	334,250
Operating costs - corporate tenant lease assets	5,615	4,546	12,161	9,613
Depreciation and amortization	24,825	24,025	48,477	47,887
General and administrative (1)	38,421	44,004	77,810	86,780
Provision for loan losses	435,016	276,660	693,112	366,160
Impairment of other assets	24,817	57,692	45,962	57,692
Impairment of goodwill	—	39,092	4,186	39,092
Other expense	53,310	1,704	60,308	5,504
Total costs and expenses	709,190	612,193	1,200,367	946,978
Income (loss) from continuing operations before other items	(484,614)	(291,784)	(717,401)	(214,245)
Gain on early extinguishment of debt	200,879	—	355,256	—
Gain on sale of joint venture interest	—	280,219	—	280,219
Earnings (loss) from equity method investments	1,864	6,070	(18,636)	3,473
Income (loss) from continuing operations	(281,871)	(5,495)	(380,781)	69,447
Income (loss) from discontinued operations	(102)	5,994	119	14,025
Gain from discontinued operations	—	50,476	11,617	52,532
Net income (loss)	(281,973)	50,975	(369,045)	136,004
Net loss attributable to noncontrolling interests	271	771	1,514	567
Gain on sale of joint venture interest attributable to noncontrolling interests	—	(18,560)	—	(18,560)
Gain from discontinued operations attributable to noncontrolling interests	—	(3,689)	—	(3,689)
Net income (loss) attributable to iStar Financial Inc.	(281,702)	29,497	(367,531)	114,322
Preferred dividend requirements	(10,580)	(10,580)	(21,160)	(21,160)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(292,282)	$18,917	$(388,691)	$93,162

(1)

For the three months ended June 30, 2009 and 2008, includes $7,500 and $7,993 of stock-based compensation expense, respectively. For the six months ended June 30, 2009 and 2008, includes $13,051 and $12,841 of stock-based compensation expense, respectively.

(2)

HPU holders are Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plan.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
EPS INFORMATION FOR COMMON SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations (1) (2)
Basic	$(2.85)	$(0.24)	$(3.79)	$0.21
Diluted (3)	$(2.85)	$(0.24)	$(3.79)	$0.22
Net income (loss) attributable to iStar Financial Inc. (1) (4)
Basic	$(2.85)	$0.14	$(3.68)	$0.67
Diluted (3)	$(2.85)	$0.14	$(3.68)	$0.67
Weighted average shares outstanding
Basic	99,769	134,399	102,671	134,330
Diluted	99,769	134,399	102,671	134,782

EPS INFORMATION FOR HPU SHARES
Income (loss) attributable to iStar Financial Inc. from continuing operations (1) (2)
Basic	$(538.80)	$(46.73)	$(718.14)	$40.20
Diluted (3)	$(538.80)	$(46.73)	$(718.14)	$40.13
Net income (loss) attributable to iStar Financial Inc. (1) (4) (5)
Basic	$(539.00)	$26.07	$(697.07)	$126.93
Diluted (3)	$(539.00)	$26.07	$(697.07)	$126.53
Weighted average shares outstanding
Basic and diluted	15	15	15	15

(1)          For the three months ended June 30, 2009 and 2008, excludes preferred dividends of $10,580. For the six months ended June 30, 2009 and 2008, excludes preferred dividends of $21,160.

(2)          Income (loss) attributable to iStar Financial Inc. from continuing operations excludes net (income) loss from noncontrolling interests.

(3)          For the six months ended June 30, 2008, includes the allocable share of $2 of joint venture income.

(4)          For the six months ended June 30, 2008, net income (loss) attributable to iStar Financial Inc. and allocable to common shareholders and HPU holders is reduced by $1,122 of dividends paid to Participating Security holders.

(5)          For the three months ended June 30, 2009 and 2008, net income (loss) allocable to HPU holders was ($8,085) and $391, respectively, on both a basic and dilutive basis. For the six months ended June 30, 2009, net (loss) allocable to HPU holders was ($10,456) on both a basic and diluted basis. For the six months ended June 30, 2008, basic net income allocable to HPU holders was $1,904 and diluted net income allocable to HPU holders was $1,898.

iStar Financial Inc.

Reconciliation of Adjusted Earnings to GAAP Net Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
ADJUSTED EARNINGS (1)

Net income (loss)	$(281,973)	$50,975	$(369,045)	$136,004
Add: Depreciation, depletion and amortization	24,579	26,064	48,078	53,701
Add: Joint venture depreciation, depletion and amortization	3,506	1,945	14,194	10,570
Add: Amortization of deferred financing costs	6,966	12,017	12,126	21,932
Add: Impairment of goodwill and intangible assets	—	51,549	4,186	51,549
Less: Hedge ineffectiveness, net	—	(2,341)	—	(850)
Less: Gain from discontinued operations	—	(50,476)	(11,617)	(52,532)
Less: Gain on sale of joint venture interest	—	(280,219)	—	(280,219)
Less: Net loss attributable to noncontrolling interests	271	771	1,514	567
Less: Preferred dividends	(10,580)	(10,580)	(21,160)	(21,160)

Adjusted earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders:
Basic and Diluted	$(257,231)	$(200,295)	$(321,724)	$(80,438)

Adjusted earnings (loss) per common share: (2)
Basic and Diluted (3)	$(2.51)	$(1.46)	$(3.05)	$(0.59)

Weighted average common shares outstanding:
Basic and Diluted	99,769	134,399	102,671	134,330

Common shares outstanding at end of period:
Basic and Diluted	99,618	134,327	99,618	134,327

(1)          Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2)          For the six months ended June 30, 2008, excludes $1,122 of dividends paid to Participating Security holders.

(3)          For the three months ended June 30, 2009 and 2008, excludes ($7,115) and($4,142) of basic and diluted net (loss) allocable to HPU holders, respectively. For the six months ended June 30, 2009 and 2008, excludes ($8,655) and ($1,688) of basic and diluted net (loss) allocable to HPU holders, respectively.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of June 30, 2009	As of December 31, 2008
ASSETS

Loans and other lending investments, net	$9,578,241	$10,586,644
Corporate tenant lease assets, net	2,992,286	3,044,811
Other investments	391,292	447,318
Other real estate owned	382,570	242,505
Cash and cash equivalents	417,352	496,537
Restricted cash	34,406	155,965
Accrued interest and operating lease income receivable, net	66,611	87,151
Deferred operating lease income receivable	118,062	116,793
Deferred expenses and other assets, net	137,774	119,024
Total assets	$14,118,594	$15,296,748

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$230,491	$354,492

Debt obligations:
Unsecured senior notes	5,126,738	7,188,541
Secured senior notes	882,460	—
Unsecured revolving credit facilities	745,722	3,281,273
Secured revolving credit facilities	960,651	306,867
Secured term loans	4,012,840	1,611,650
Other debt obligations	98,092	98,073
Total liabilities	12,056,994	12,840,896

Redeemable noncontrolling interests	7,447	9,190

Total iStar Financial Inc. shareholders’ equity	2,029,184	2,418,999
Noncontrolling interests	24,969	27,663
Total equity	2,054,153	2,446,662

Total liabilities and equity	$14,118,594	$15,296,748

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

PERFORMANCE STATISTICS

Three Months Ended June 30, 2009
Net Finance Margin
Weighted average GAAP yield on loan and CTL investments	5.94%
Less: Cost of debt	4.46%
Net Finance Margin (1)	1.48%

Return on Average Common Book Equity
Average total book equity	$2,174,110
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$1,667,934

Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders	$(292,282)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders - Annualized (B)	$(1,169,128)
Return on Average Common Book Equity (B) / (A)	Neg

Adjusted basic earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(257,231)
Adjusted basic earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders - Annualized (C)	$(1,028,924)
Adjusted Return on Average Common Book Equity (C) / (A)	Neg

Expense Ratio
General and administrative expenses (D)	$38,421
Total revenue (E)	$224,576
Expense Ratio (D) / (E)	17.1%

(1)   Weighted average GAAP yield is the annualized sum of interest income and operating lease income, divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments, average SFAS No. 141 purchase intangibles and average assets held for sale over the period. Cost of debt is the annualized sum of interest expense and operating costs–corporate tenant lease assets, divided by the average gross debt obligations over the period. Operating costs–corporate tenant lease assets exclude SFAS No. 144 adjustments from discontinued operations of $89. The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2)   Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

CREDIT STATISTICS

	Three Months Ended
	June 30, 2009
Book debt, net of unrestricted cash and cash equivalents (A)	$11,409,151

Book equity	2,054,153
Add: Accumulated depreciation and loan loss reserves	1,998,888
Sum of book equity, accumulated depreciation and loan loss reserves (B)	$4,053,041

Leverage (1) (A) / (B)	2.8	x

Ratio of Earnings to Fixed Charges	(1.1	x)

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	(1.1	x)

Covenant Calculation of Fixed Charge Coverage Ratio (2)	2.6	x

Interest Coverage
EBITDA (3) (C)	$(137,282)
GAAP interest expense and preferred dividends (D)	137,766

EBITDA / GAAP Interest Expense (3) (C) / (D)	Neg

RECONCILIATION OF NET INCOME TO EBITDA (3)

Net income (loss) less preferred dividends	$(292,553)
Add: GAAP interest expense	127,186
Add: Depreciation, depletion and amortization	24,579
Add: Joint venture depreciation, depletion and amortization	3,506
EBITDA (3)	$(137,282)

(1)	Leverage is calculated by dividing book debt net of unrestricted cash and cash equivalents by the sum of book equity, accumulated depreciation and loan loss reserves.
(2)

This measure, which is a trailing twelve-month calculation and excludes the effect of impairment charges and other non-cash items, is consistent with covenant calculations included in the Company’s secured credit facilities; therefore, we believe it is a useful measure for investors to consider.

(3)

EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

FINANCING VOLUME SUMMARY STATISTICS

Three Months Ended June 30, 2009

	LOANS
			Total/	CORPORATE
		Floating	Weighted	TENANT	OTHER
	Fixed Rate	Rate	Average	LEASING	INVESTMENTS
Amount funded	$23,108	$335,140	$358,248	$860	$18,552
Weighted average GAAP yield	11.00%	6.32%	6.61%	N/A	N/A
Weighted average all-in spread/margin (basis points) (1)	1,013	580	611	N/A	N/A
Weighted average first $ loan-to-value ratio	21.19%	1.01%	2.25%	N/A	N/A
Weighted average last $ loan-to-value ratio	81.50%	79.37%	79.50%	N/A	N/A

UNFUNDED COMMITMENTS

Number of assets with unfunded commitments					140

Discretionary commitments					$161,846
Non-discretionary commitments					1,274,047
Total unfunded commitments					$1,435,893

Estimated weighted average funding period				Approximately 2.5 years

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)					$8,428,042
Unsecured debt (B)					$6,003,376

Unencumbered Assets / Unsecured Debt (A) / (B)					1.4	x

RISK MANAGEMENT STATISTICS

(weighted average risk rating)

	2009		2008
	June 30,	March 31,	December 31,	September 30,	June 30,
Structured Finance Assets (principal risk)	3.90	3.71	3.53	3.41	3.28
Corporate Tenant Lease Assets	2.59	2.59	2.58	2.55	2.55

(1=lowest risk; 5=highest risk)

(1)	Represents spread over base rate LIBOR (floating-rate loans) and interpolated U.S. Treasury rates (fixed-rate loans) during the quarter.

iStar Financial Inc.

Supplemental Information

(In thousands, except per share amounts)

(unaudited)

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	June 30, 2009		December 31, 2008
Value of non-performing loans (1) /
As a percentage of total managed loans	$4,610,330	39.6%	$3,458,158	27.5%
Reserve for loan losses /
As a percentage of total managed loans	$1,469,415	12.6%	$976,788	7.8%
As a percentage of non-performing loans (1)		31.9%		28.3%

(1) Non-performing loans include iStar’s book value and Fremont’s A-participation interest on the associated assets.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

NPL STATISTICS AS OF JUNE 30, 2009 (1)	Managed Value	% of NPLs

Origination
iStar Legacy	$2,643	57.3%
Fremont	1,967	42.7
Total	$4,610	100.0%

Property / Collateral Type
Land	$1,610	34.9%
Condo Construction - Completed	829	18.0
Multifamily	356	7.7
Retail	338	7.3
Condo Construction - In Progress	290	6.3
Entertainment / Leisure	273	5.9
Mixed Use / Mixed Collateral	245	5.3
Hotel	198	4.3
Conversion - Completed	162	3.5
Conversion - In Progress	156	3.4
Industrial / R&D	88	1.9
Office	53	1.2
Corporate - Real Estate	12	0.3
Total	$4,610	100.0%

(1) Based on carrying value of the loans, plus the Fremont A-participation interest on the associated loans.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF JUNE 30, 2009 (1)	Value	% of Total

Asset Type
First Mortgages / Senior Loans	$10,210	67.4%
Corporate Tenant Leases	3,580	23.6
Mezzanine / Subordinated Debt	837	5.5
Other Investments	534	3.5
Total	$15,161	100.0%

Property / Collateral Type
Apartment / Residential	$4,411	29.1%
Land	2,300	15.2
Office	1,841	12.1
Industrial / R&D	1,417	9.3
Retail	1,176	7.8
Entertainment / Leisure	925	6.1
Hotel	871	5.7
Corporate - Real Estate	802	5.3
Mixed Use / Mixed Collateral	751	5.0
Other	526	3.5
Corporate - Non-Real Estate	141	0.9
Total	$15,161	100.0%

Geography
West	$3,543	23.4%
Northeast	2,928	19.3
Southeast	2,433	16.0
Mid-Atlantic	1,618	10.7
Central	930	6.1
Southwest	890	5.9
International	798	5.3
Various	661	4.3
South	499	3.3
Northcentral	441	2.9
Northwest	420	2.8
Total	$15,161	100.0%

(1) Based on carrying value of the Company’s total investment portfolio, gross of loan loss reserves and accumulated depreciation.